UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013 (December 11, 2013)

ECO-STIM ENERGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

VISION GLOBAL SOLUTIONS, INC.
(Former name of registrant)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

20400 Stevens Creek Blvd, Suite 700, Cupertino, CA	95014
(Former address of principal executive offices)	(Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this Current Report contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

●	our ability to report profitable operations in future periods,
●	our ability to effectively compete,
●	possible need to raise additional capital,
●	the lack of experience of our management in operating a public company, and
●	the lack of a public market for our common stock.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this Current Report in its entirety. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Current Report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

The information which appears on our website at www.ecostim-es.com is not part of this Current Report.

We are a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, this Current Report will reflect the reporting requirements of smaller reporting companies as set forth in Regulation S-K.

Item 2.01                      Completion of an Acquisition or Disposition of Assets.

On December 11, 2013, pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013 (the “Merger Agreement”), by and among Vision Global Solutions, Inc. (“Vision”), n/k/a Eco-Stim Energy Solutions, Inc. (“Eco-Stim,” “we” or “us”), FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim (“MergerCo”), and FracRock International, Inc., a privately held Delaware corporation (“FRI”), MergerCo merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of Eco-Stim (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of FRI’s common stock, par value $0.0001 per share, was converted into one (1) share of Eco-Stim’s common stock and each outstanding option to purchase shares of FRI common stock became an option to purchase the same number of shares of Eco-Stim’s common stock on the same terms.  The shares of Eco-Stim’s common stock issued to FRI’s shareholders in connection with the Merger represents approximately 96.05% of Eco-Stim’s voting stock issued and outstanding immediately after the effectiveness of the Merger.

All of the FRI shareholders were accredited investors. These issuances were made in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of the Securities Act. The transaction was accounted for as a reverse merger and recapitalization of FRI whereby FRI is considered the acquirer for accounting purposes. All historical financial information contained in this Current Report is that of FRI.

Upon the closing of the Merger, Todd Waltz, our former chief executive officer, president and secretary, and sole director, resigned and simultaneously with the Merger a new board of directors and new officers were appointed. Following the Merger, our executive officers and directors are as follows:

Name	Positions
Bjarte Bruheim	Executive Chairman
Jon Christopher Boswell	Director, President & Chief Executive Officer
Jogeir Romestrand	Director
Carlos A. Fernandez	Director
Thomas E. Hardisty	Director
Bobby Chapman	Chief Operating Officer
Alexander Nickolatos	Chief Financial Officer

As a result of the Merger, we are no longer considered a “shell company” and our business and operations are now those of FRI.

In October 2013 and November 2013, FRI sold 854,367 shares of its common stock in a private placement to 35 accredited investors resulting in gross proceeds to it of $5,126,202.  The offering was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. Wunderlich Securities, Inc. and Colorado Financial Service Corporation, each a broker-dealer and member of FINRA, served as placement agents. FRI paid Wunderlich Securities, Inc. a cash commission of $133,543 and an expense allowance in connection with due diligence and related activities of $8,186.  FRI paid Colorado Financial Service Corporation a cash commission of $187,000 and an expense allowance of $3,981.  FRI paid William K. Nasser, an advisor to an investor who purchased shares in the private placement, a cash advisory/due diligence fee of $49,800.  These shares of common stock were exchanged for shares of Eco-Stim’s common stock in the Merger, as described more fully earlier in this section. The proceeds will be used for working capital and the acquisition of equipment.

Following is the information that would be included in a Form 10 registration statement.

FORM 10 DISCLOSURE

BUSINESS

Our History

Outer Edge Holdings, Inc. (“Outer Edge”) was incorporated under laws of the Province of Ontario as “Consumer General Inc.” on September 9, 1988. On March 29, 1999, Outer Edge amalgamated with 1345166 Ontario Inc. to form and continue under the name “Outer Edge Holdings Inc.” Outer Edge had no subsidiaries or affiliates. In November 2003, we began the process to change our incorporation domicile from Ontario, Canada to Nevada. Vision Global Solutions Inc., a Nevada corporation, was formed on November 20, 2003 to reincorporate the company as a Nevada corporation. On January 7, 2005, Vision completed its redomestication with the filing of its articles of domestication.

In December 2013 we acquired FRI in the transaction described earlier in this section which resulted in a change of control of our company. In connection with the Merger, we amended and restated our articles of incorporation and changed our name to “Eco-Stim Energy Solutions, Inc.” and commenced trading under the symbol “ESES” on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”).  As a result of the Merger, we are no longer considered as “shell company” and our business and operations are those of FRI.

Eco-Stim had no business activities prior to the acquisition of FRI.  As a result, any reference to our prior business activities and financial results are those of FRI.

Incorporated on December 30, 2011, Frac Rock International, Inc., a British Virgin Island company (“FRIBVI”), was founded by Bjarte Bruheim, Jon Christopher Boswell, Carlos Fernandez and Craig Murrin. In the early stages of FRIBVI, FRIBVI and its founders worked to establish a unique technology platform through an integration of existing technologies secured through strategic alliances and proprietary technologies secured through an intellectual property acquisition.

On October 4, 2013, FRIBVI merged with and into FRI pursuant to that certain Amended and Restated Agreement and Plan of Merger.

FRI had no business activities prior to the acquisition of FRIBVI.  As a result, any reference to FRI’s prior business activities and financial results are those of FRIBVI.

Our Business

We are an oilfield services provider of well stimulation and intelligent completion services to the upstream oil and gas industry. We expect to perform high-pressure well stimulation services in unconventional oil and natural gas reservoirs outside the United States. The well stimulation process consists of pumping a specially formulated fluid into perforated well casing, tubing, or open holes under high pressure, causing the underground formation to crack or fracture, allowing nearby hydrocarbons to flow more freely up the wellbore.  We plan to utilize our strategic relationships for oilfield service business development in Latin American countries, with a particular focus in Argentina, Mexico, Colombia and Brazil. Our principal executive offices are located at 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043. Our phone number is (281) 531-7200.

We are an environmentally conscious oilfield service and technology company focused on supplying well stimulation and completion services to meet the existing and growing demands in international unconventional markets being developed, while further developing and encouraging the adoption of the latest well stimulation and completion techniques and technologies to improve efficiencies.  Through our unique EcoStimSM Solutions, we will deliver “ecologically friendly” well stimulation services expected to be in high demand worldwide.

We intend to acquire well stimulation fleets from established manufacturers of such equipment in order to assure we operate reliable and high performing assets with the capacity to meet the most demanding pressure and flow rate requirements in the field. Our management team has extensive industry experience providing field management services and well stimulation services to exploration and production companies in the international markets. We intend to focus on the most active shale and unconventional oil and natural gas plays outside of the United States.

We currently perform field management services for customers active in the Vaca Muerta shale play in Argentina and have developed strong relationships with several other potential customers operating in this play.  Our team has provided geophysical predictive interpretations on over 350 projects in the United States unconventional plays.  We are also evaluating opportunities to expand our operations into new areas, which may include Mexico, Colombia and other international markets.

Recent Acquisitions and Our Acquisition Strategy

On August 29, 2013, FRI entered into an agreement to acquire certain intellectual property from Geo-Texture Technologies, LLC (“Geo-Texture”), a geophysical business specializing in predicting “sweet spots” as well as drilling and well stimulation hazards within unconventional formations in the United States. The term “sweet spots” refers to areas within a geological formation that tend to produce hydrocarbons at a better rate or for a longer duration than other areas within the same geological formation. The technology possessed by Geo-Texture is believed to have broad applications and many economic benefits to exploration and production companies working in the international markets.

On October 16, 2013, we signed a purchase agreement and bid offer to acquire a coiled tubing unit and ancillary equipment for $2,024,000.  The offer was accepted and the sale was closed on November 8, 2013.

We currently do not have any agreements or understandings with any third parties regarding the terms and conditions of any future acquisitions.

Employees

At December 12, 2013 we had 6 employees and 7 consultants. There are no collective bargaining agreements covering any of our employees.

Competition

We operate in a highly competitive environment. Our competitors include Schlumberger, Halliburton, Weatherford, Baker Hughes, Cal-Frac and other oilfield service companies. We compete with these companies in substantially all of our current markets. We believe that in the future we will face increased competition from these competitors as our company and these competitors expand their operations. Although, at this time, we believe that there are inadequate services being offered locally in Argentina, there can be no assurance that additional competitors will not enter markets served or proposed to be served by us. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company. No assurance can be given that increased competition will not have an adverse effect on our company.

Available Information

We file our reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning Eco-Stim at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to Our Business

We have limited operating history and only minimum revenues.

We have a limited operating history and, accordingly, is subject to substantial risks inherent in the commencement of a new business enterprise.  We were originally formed to: (i) assemble an experienced oilfield service management team; (ii) develop the unconventional pressure pumping market in Latin America, specifically Argentina, (iii) offer expertise through consulting services, (iv) acquire a Memorandum of Understanding (MOU) for unconventional work in the Neuquén province of Argentina with a major oil and gas operator, and (iv) identify unconventional pressure pumping and coiled tubing equipment for deployment to Argentina.  To date, we have only generated minimal revenue from our consulting operations.  There can be no assurance that we will be able to successfully generate additional revenues, or obtain operating profitably.  Additionally, we have a very limited business history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in our company.  Any investment in our company should be considered a high risk investment because the investor will be placing funds at risk in our company with unforeseen costs, expenses, competition, and other problems to which new ventures are often subjected.  Investors should not invest in our company unless they can afford to lose their entire investment.  As we are early in the revenue generation process, our prospects must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive industry.

We have limited sources of liquidity. Any trading market that develops in our stock may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

We require substantial capital to pursue our operating strategy. As we have no internal sources of liquidity, we will continue to rely on external sources for liquidity, and for the foreseeable future.

We have incurred, and expect to continue to incur, increased costs and risks as a result of being a public company.

As a public company, we are required to comply with the Sarbanes-Oxley Act of 2002, or "SOX", as well as rules and regulations implemented by the SEC. Changes in the laws and regulations affecting public companies, including the provisions of SOX and rules adopted by the SEC, have resulted in, and will continue to result in, increased costs to us as we respond to these requirements. Given the risks inherent in the design and operation of internal controls over financial reporting, the effectiveness of our internal controls over financial reporting is uncertain. If our internal controls are not designed or operating effectively, we may not be able to issue an evaluation of our internal control over financial reporting as required or we or our independent registered public accounting firm may determine that our internal control over financial reporting was not effective. In addition, our registered public accounting firm may either disclaim an opinion as it relates to management’s assessment of the effectiveness of our internal controls or may issue an adverse opinion on the effectiveness of our internal controls over financial reporting. Investors may lose confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and which could affect our ability to run our business as we otherwise would like to. New rules could also make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the coverage that is the same or similar to our current coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, and as executive officers. We cannot predict or estimate the total amount of the costs we may incur or the timing of such costs to comply with these rules and regulations.

Compliance with Section 404 of the SOX will continue to strain our limited financial and management resources.

We incur significant legal, accounting and other expenses in connection with our status as a reporting public company. SOX and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, SOX requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 of SOX requires that we incur substantial accounting expense and expend significant management efforts. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 of SOX in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We do not intend to pay cash dividends on our common stock in the foreseeable future, and therefore only appreciation of the price of our common stock will provide a return to our stockholders.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. In addition, the terms of our senior credit facility prohibit us from paying dividends and making other distributions. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

We currently have a sporadic, illiquid, volatile market for our common stock, and the market for our common stock may remain sporadic, illiquid, and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future and will likely be subject to wide fluctuations in response to several factors, including, but not limited to:

●	actual or anticipated variations in our results of operations;

●	our ability or inability to generate revenues;

●	the number of shares in our public float;

●	increased competition; and

●	conditions and trends in the market for oil and gas and down-hole services.

Furthermore, because our common stock is traded on the OTCBB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in our company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in our public reports, industry information, and those business valuation methods commonly used to value private companies.

We may face intense competition in our industry.

The industry in which we compete is highly competitive, and most of our potential competitors will have greater financial resources than we do. Although, at this time, we believe that there are inadequate services being offered locally in Argentina, there can be no assurance that additional competitors will not enter markets served or proposed to be served by us, that we will be able to compete successfully, or that we will have adequate funds to compete.

The customer base is concentrated within the oil and natural gas production industry and loss of a significant customer or the existing customer contracts could cause the revenue to decline substantially and adversely affect the business.

Our business is highly dependent on the existing agreements and the relationships with potential customers and technology partners. Revenues from these potential customers and revenues from joint ventures are expected to represent a substantial portion of the total future revenues. A reduction in business from any of these arrangements resulting from reduced demand for their own products and services, a work stoppage, sourcing of products from other suppliers or other factors could materially impact the business, financial condition and results of operations. In addition, the inability of suppliers to timely deliver the required equipment for the new well stimulation fleets could have a material adverse impact on our ability to perform under the existing agreements. We expect that we will continue to derive a significant portion of our revenue from a relatively small number of customers in the future. The existing agreements do not obligate those customers. In addition, the agreements contain provisions whereby the customers may terminate the agreement contract in the event we are unable to perform under the terms of the contract or make adjustments to service and/or materials fees payable thereunder based on changing market conditions.  The existing agreements are subject to termination by customers under certain circumstances and any such termination could have a material adverse effect on the business.

We may not be able to renew the existing agreements on attractive terms or at all, which could adversely impact the results of operations, financial condition and cash flows.

We can provide no assurance that we will be able to successfully fulfill, renew or replace the existing agreements with new agreements on or prior to their expiration on terms satisfactory to us or the operator or that we will be able to continue to provide services under those existing contracts without service interruption. If we are not able to either renew or enter into additional service contracts, the results of operations, financial condition and cash flows could be adversely impacted.

We are dependent on entering into additional service contracts to grow the business.

We may have difficulty managing growth in the business, which could adversely affect the financial condition and results of operations.

We do not have highly sophisticated systems to forecast our future revenue or profitability and therefore could experience difficulty in managing our growth and associated working capital needs.

Our ability to successfully operate depends on the availability of water.

Well stimulation, and pressure pumping more generally, can require a significant supply of water, and water supply and quality are important requirements to our operations. We intend to meet our water requirements from sources on or near the well sites, but there is no assurance that we will be able to obtain a sufficient supply of water from sources in these areas, some of which are prone to drought.

We may be unable to maintain pricing on our core services.

Pressures stemming from fluctuating market conditions and oil and natural gas prices may make it increasingly difficult to maintain the prices. We have faced, and will likely continue to face, pricing pressure from the competitors. If we are unable to maintain pricing on our core services, the financial results will be negatively impacted.

Because the oil and natural gas industry is cyclical, our operating results may fluctuate.

Oil and natural gas prices are volatile. Future fluctuations in such prices may result in a decrease in the expenditure levels of oil and natural gas companies and drilling contractors which in turn may adversely affect us.

The activity level of our customers, spending for our products and services, and payment patterns may be impacted by deterioration in the credit markets.

Many of the customers finance their activities through cash flow from operations, the incurrence of debt or the issuance of equity. In late 2008 and early 2009, there was a significant decline in the credit markets and the availability of credit, the effects of which may continue to be felt in 2013. Additionally, many of the potential customers’ equity values substantially declined. The combination of a reduction of cash flow resulting from declines in commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in the customers’ spending for our products and services.

In addition, the same factors that may lead to a reduction in the customers’ spending also may increase the exposure to the risks of nonpayment and nonperformance by the customers. A significant reduction in the customers’ liquidity may result in a decrease in their ability to pay or otherwise perform their obligations to us. Any increase in nonpayment or nonperformance by the customers, either as a result of recent changes in financial and economic conditions or otherwise, could have an adverse impact on the operating results and adversely affect the liquidity.

Because we rely on a limited number of customers for the fracturing services, the change in ownership and management of any such customer may adversely affect our business, financial condition and results of operations.

Regulatory compliance costs and restrictions, as well as delays in obtaining permits by the customers for their operations, such as for well stimulation and pressure pumping, or by us for our operations, could impair the business.

The operations of the customers are subject to or impacted by a wide array of regulations in the jurisdictions in which they operate. As a result of changes in regulations and laws relating to the oil and natural gas industry, including well stimulation, the customers’ operations could be disrupted or curtailed by governmental authorities. The high cost of compliance with applicable regulations may cause customers to discontinue or limit their operations, and may discourage companies from continuing development activities. As a result, demand for our services could be substantially affected by regulations adversely impacting the oil and natural gas industry.

Any indebtedness we incur could restrict the operations and make us more vulnerable to adverse economic conditions.

At the time of this Current Report, we have no debt; however, our five year plan anticipates securing growth capital through lease financing or other long term financing arrangements. The future needs for financing for equipment acquisition and working capital may adversely affect operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due.

We may not be able to provide services that meet the specific needs of oil and natural gas exploration and production companies at competitive prices.

The markets in which we operate are highly competitive and have relatively few barriers to entry and the competitive environment has intensified as recent mergers among exploration and production companies have reduced the number of available customers. The principal competitive factors in the markets are product and service quality and availability, responsiveness, experience, technology, equipment quality, reputation for safety and price. We compete with large national and multi-national companies that have longer operating histories, greater financial, technical and other resources and greater name recognition than we do.

New technology may cause us to become less competitive.

The oilfield services industry is subject to the introduction of new drilling and completion techniques and services using new technologies, some of which may be subject to patent protection. If competitors and others use or develop new technologies in the future that are more efficient or productive than ours, we may lose market share or be placed at a competitive disadvantage.

The future financial results could be adversely impacted by asset impairments or other charges.

We could record impairment charges for interim periods in future years, which could have a material adverse effect on our business, financial condition and results of operations.

The industry is affected by excess equipment inventory levels.

Because of the long-life nature of oil field service equipment and the lag between when a decision to build additional equipment is made and when the equipment is placed into service, the inventory of oilfield service equipment in the industry does not always correlate with the level of demand for service equipment.

The inability to control the inherent risks of acquiring and integrating businesses in the future could adversely affect the operations.

If we choose to grow our business through acquisition or merger, it is possible that companies acquired or merged into our company may have internal control weaknesses or risks that were not identified prior to such acquisitions or mergers and such weaknesses or risks could adversely affect us and our operations.

The business depends upon our ability to obtain specialized equipment from suppliers and key raw materials on a timely basis.

If the current suppliers are unable to provide the necessary raw materials (including, for example, proppant and chemicals) or finished products (such as the new equipment) or otherwise fail to deliver products timely and in quantities required, any resulting delays in the provision of services could have a material adverse effect on our business, financial condition, results of operations and cash flows. During the past few years, our industry faced sporadic proppant shortages associated with pressure pumping operations, requiring work stoppages that adversely impacted the operating results of several competitors.

The Chairman of the Board allocates part of his time to other companies.

Mr. Bjarte Bruheim, the chairman of the board of directors of our company, is also the chairman of the board of the board of directors of other companies. Mr. Bruheim allocates his time between the affairs of Eco-Stim and the affairs of these other companies. This situation presents the potential for a conflict of interest for Mr. Bruheim in determining the respective percentages of his time to be devoted to the affairs of Eco-Stim and the affairs of others. In addition, if the affairs of these other companies require him to devote more substantial amounts of his time to the affairs of the other companies in the future, it could limit his ability to devote sufficient time to our affairs and could have a negative impact on our business.

Demand for the majority of our services is substantially dependent on the levels of expenditures by the oil and gas industry. A substantial or an extended decline in oil and gas prices could result in lower expenditures by the oil and gas industry, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Demand for the majority of our services depends substantially on the level of expenditures by the oil and gas industry for the exploration, development and production of oil and natural gas reserves. These expenditures are generally dependent on the industry’s view of future oil and natural gas prices and are sensitive to the industry’s view of future economic growth and the resulting impact on demand for oil and natural gas. Declines, as well as anticipated declines, in oil and gas prices could also result in project modifications, delays or cancellations, general business disruptions, and delays in payment of, or nonpayment of, amounts that are owed to us. These effects could have a material adverse effect on our financial condition, results of operations and cash flows.

The prices for oil and natural gas have historically been volatile and can be affected by a variety of factors, including:

●	demand for hydrocarbons, which is affected by general economic and business conditions;

●	the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels for oil;

●	oil and gas production levels by non-OPEC countries;

●	the level of excess production capacity;

●	political and economic uncertainty and geopolitical unrest;

●	the level of worldwide oil and gas exploration and production activity;

●	access to potential resources;

●	governmental policies and subsidies;

●	the costs of exploring for, producing and delivering oil and gas;

●	technological advances affecting energy consumption; and

●	weather conditions.

The oil and gas industry has historically experienced periodic downturns, which have been characterized by diminished demand for oilfield services and downward pressure on the prices we charge. A significant downturn in the oil and gas industry could result in a reduction in demand for oilfield services and could adversely affect our financial condition, results of operations and cash flows.

Our inability to make satisfactory alternative arrangements in the event of an interruption in supply of certain key raw materials could harm our business, results of operations and financial condition.

We currently anticipate sourcing materials, such as guar gum, from one supplier. Given the limited number of suppliers of such key raw materials, we may not always be able to make alternative arrangements should our suppliers fail to timely deliver these key raw materials. Any resulting delays in the provision of services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be successful in implementing technology development and enhancements.

The market for our services and products is characterized by continual technological developments to provide better and more reliable performance and services. If we are not able to design, develop and produce commercially competitive products and to implement commercially competitive services in a timely manner in response to changes in technology, our business and revenue could be materially and adversely affected and the value of our intellectual property may be reduced. Likewise, if our proprietary technologies, equipment and facilities, or work processes become obsolete, we may no longer be competitive, and our business and revenue could be materially and adversely affected.

We depend on the services of key executives, the loss of whom could materially harm our business.

The management of our company is important to our success because they have been instrumental in setting the strategic direction, operating the business, identifying, recruiting and training key personnel, and identifying expansion opportunities. Losing the services of any of these individuals, could adversely affect our business until a suitable replacement could be found. We do not maintain key man life insurance on any of our management. As a result, we are not insured against any losses resulting from the death of our key employees.

We may be unable to employ a sufficient number of skilled and qualified workers.

The delivery of our services and products requires personnel with specialized skills and experience who can perform physically demanding work. As a result of the volatility of the oilfield service industry and the demanding nature of the work, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive. The demand for skilled workers is high and the supply is limited.

We may be adversely impacted by work stoppages or other labor matters.

We currently do not have any employees represented by a labor union. However, it is likely that we may experience work stoppages or other labor disruptions from time to time. Any prolonged labor disruption involving the employees could have a material adverse impact on our combined results of operations and financial condition by disrupting our ability to perform well stimulation or pressure pumping and other services for the customers under our service contracts. Moreover, unionization efforts have been made from time to time within the industry, with varying degrees of success. Any such unionization could increase our costs or limit our flexibility.

Our operations are subject to hazards and environmental risks inherent in the oil and natural gas industry.

We are a provider of well stimulation and pressure pumping services, a process involving the injection of fluids—typically consisting mostly of water and also including several chemical additives—as well as sand in order to create fractures extending from the well bore through the rock formation to enable oil or natural gas to move more easily through the rock pores to a production well. In addition, we provide a range of services to on-shore oil and natural gas exploration and production operations, consisting of, among other things, coiled tubing services and cementing services. Risks inherent to our industry create the potential for significant losses associated with damage to the environment or natural resources.

If we become subject to product liability claims, they could be time-consuming and costly to defend.

Errors, defects or other performance problems in the products that we sell or services that we offer could result in our customers seeking damages from us for losses associated with these errors, defects or other performance problems.

Our business involves certain operating risks and our insurance, if any, may not be adequate to cover all losses or liabilities that we might incur in our operations.

The technical complexities of our operations are such that we are exposed to a wide range of significant health, safety and environmental risks. Our offerings involve production-related activities, radioactive materials, explosives and other equipment and services that are deployed in challenging exploration, development and production environments. An accident involving our services or equipment, or a failure of a product, could cause personal injury, loss of life, damage to or destruction of property, equipment or the environment, or suspension of operations. Our insurance may not protect us against liability for some kinds of events, including events involving pollution, or against losses resulting from business interruption. Moreover, we may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate. Any damages caused by our services or products that are not covered by insurance, or are in excess of policy limits or are subject to substantial deductibles, could adversely affect our financial condition, results of operations and cash flows.

Current and potential legislative and regulatory developments could materially increase our operating costs and/or adversely affect our competitive position.

Our business is impacted by unexpected outcomes or material changes in environmental laws, rulings and litigation. Our expectations regarding our compliance with environmental laws and our expenditures to comply with environmental laws, including (without limitation) our capital expenditures for environmental control equipment, are only our forecasts regarding these matters. These forecasts may be substantially different from actual results, which may be affected by factors such as: changes in law that impose new restrictions on air emissions, wastewater management, waste disposal, well stimulation and pressure pumping, or wetland and land use practices; more stringent enforcement of existing environmental regulations; a change in our allocation or other unexpected, adverse outcomes with respect to sites where we have been named as a PRP, including (without limitation) Superfund sites; the discovery of other sites where additional expenditures may be required to comply with environmental legal obligations; and the accidental discharge of hazardous materials.

International, national, and state governments and agencies are currently evaluating and promulgating legislation and regulations that are focused on restricting emissions commonly referred to as greenhouse gas (“GHG”) emissions. In the U.S., the EPA has taken steps to regulate GHGs as pollutants under the Clean Air Act. The EPA’s “Mandatory Reporting of Greenhouse Gases” rule established in 2010 provided a comprehensive scheme of regulations that require monitoring and reporting of GHG emissions. Furthermore, the EPA has issued additional GHG reporting rules specifically for the oil and natural gas industry, which now include mobile as well as stationary GHG emission sources. These rules are expected to apply to some of our wellsite equipment and operations in the future. The EPA has also published a final rule, the “Endangerment Finding,” indicating that GHGs in the atmosphere endanger public health and welfare, and that emissions of GHGs from mobile sources also contribute. Following issuance of the Endangerment Finding, the EPA also promulgated final motor vehicle GHG emission standards on April 1, 2010.

International developments focused on restricting the emission of carbon dioxide and other gases include the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol” (an internationally applied protocol, which has been ratified in Canada) and the European Union’s Emission Trading System. The Carbon Reduction Commitment in the United Kingdom (“U.K.”) is the first cap and trade scheme to affect Baker Hughes’ facilities. Domestic cap and trade programs include the Regional Greenhouse Gas Initiative in the northeastern U.S. and the Western Regional Climate Action Initiative in the western U.S.

Current or future legislation, regulations and developments may curtail production and demand for hydrocarbons such as oil and natural gas in areas of the world where our customers operate and thus adversely affect future demand for our services, which may in turn adversely affect future results of operations.

Compliance with, and rulings and litigation in connection with, environmental regulations and the environmental impacts of our or our customers’ operations may adversely affect our business and operating results.

Productive capacity for oil and natural gas is dependent on our customers’ decisions to develop and produce oil and natural gas reserves and on the regulatory environment in which our customers and we operate. The ability to produce oil and natural gas can be affected by the number and productivity of new wells drilled and completed, as well as the rate of production and resulting depletion of existing wells. Advanced technologies, such as horizontal drilling and well stimulation and pressure pumping, improve total recovery but also result in a more rapid production decline and may become subject to more stringent regulation in the future.

Access to prospects is also important to our customers and such access may be limited because host governments do not allow access to the reserves or because another oil and natural gas exploration company owns the rights to develop the prospect.

Government regulations and the costs incurred by oil and natural gas exploration companies to conform to and comply with government regulations may also limit the quantity of oil and natural gas that may be economically produced.

Any of these factors could affect the supply of oil and natural gas and could have a material adverse effect on our results of operations.

Compliance with climate change legislation or initiatives could negatively impact our business.

Our business is impacted by unexpected outcomes or material changes in environmental laws, rulings and litigation. Our expectations regarding our compliance with environmental laws and our expenditures to comply with environmental laws, including (without limitation) our capital expenditures for environmental control equipment, are only our forecasts regarding these matters. These forecasts may be substantially different from actual results, which may be affected by factors such as: changes in law that impose new restrictions on air emissions, wastewater management, waste disposal, well stimulation and pressure pumping, or wetland and land use practices; more stringent enforcement of existing environmental regulations; a change in our allocation or other unexpected, adverse outcomes with respect to sites where we have been named as a PRP, including (without limitation) Superfund sites; the discovery of other sites where additional expenditures may be required to comply with environmental legal obligations; and the accidental discharge of hazardous materials.

International, national, and state governments and agencies are currently evaluating and promulgating legislation and regulations that are focused on restricting emissions commonly referred to as greenhouse gas (“GHG”) emissions. In the U.S., the EPA has taken steps to regulate GHGs as pollutants under the Clean Air Act. The EPA’s “Mandatory Reporting of Greenhouse Gases” rule established in 2010 provided a comprehensive scheme of regulations that require monitoring and reporting of GHG emissions. Furthermore, the EPA has issued additional GHG reporting rules specifically for the oil and natural gas industry, which now include mobile as well as stationary GHG emission sources. These rules are expected to apply to some of our wellsite equipment and operations in the future. The EPA has also published a final rule, the “Endangerment Finding,” indicating that GHGs in the atmosphere endanger public health and welfare, and that emissions of GHGs from mobile sources also contribute. Following issuance of the Endangerment Finding, the EPA also promulgated final motor vehicle GHG emission standards on April 1, 2010.

International developments focused on restricting the emission of carbon dioxide and other gases include the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol” (an internationally applied protocol, which has been ratified in Canada) and the European Union’s Emission Trading System. The Carbon Reduction Commitment in the United Kingdom (“U.K.”) is the first cap and trade scheme to affect Baker Hughes’ facilities. Domestic cap and trade programs include the Regional Greenhouse Gas Initiative in the northeastern U.S. and the Western Regional Climate Action Initiative in the western U.S.

Current or future legislation, regulations and developments may curtail production and demand for hydrocarbons such as oil and natural gas in areas of the world where our customers operate and thus adversely affect future demand for our services, which may in turn adversely affect future results of operations.

The effects of climate change or severe weather could adversely affect our operations.

Variation from normal weather patterns, such as cooler or warmer summers and winters, can have a significant impact on demand. Adverse weather conditions, such as hurricanes in the Gulf of Mexico, may interrupt or curtail our operations, or our customers’ operations, cause supply disruptions and result in a loss of revenue and damage to our equipment and facilities, which may or may not be insured. Extreme winter conditions may interrupt or curtail our operations, or our customers’ operations, in those areas and result in a loss of revenue.

A terrorist attack or armed conflict could harm our business.

Geopolitical and terrorism risks continue to grow in a number of key countries where we do business. Geopolitical and terrorism risks could lead to, among other things, a loss of our investment in the country, impairment of the safety of our employees and impairment of our ability to conduct our operations.

Operating internationally subjects us to significant risks and regulation inherent in operating in foreign countries.

We plan to conduct operations in a number of countries. Our international operations will be subject to a number of risks inherent to any business operating in foreign countries, and especially those with emerging markets, including the following risks, among others:

●	government instability, which can cause investment in capital projects by our potential clients to be withdrawn or delayed, reducing or eliminating the viability of some markets for our services;

●	potential expropriation, seizure, nationalization or detention of assets;

●	difficulty in repatriating foreign currency received in excess of local currency requirements;

●	import/export tariffs and quotas;

●	civil uprisings, riots and war, which can make it unsafe to continue operations, adversely affect both budgets and schedules and expose us to losses;

●
availability of suitable personnel and equipment, which can be affected by government policy, or changes in policy, which limit the importation of qualified crewmembers or specialized equipment in areas where local resources are insufficient;

●
decrees, laws, regulations, interpretation and court decisions under legal systems, which are not always fully developed and which may be retroactively applied and cause us to incur unanticipated and/or unrecoverable costs as well as delays which may result in real or opportunity costs; and

●	terrorist attacks, including kidnappings of our personnel.

We cannot predict the nature and the likelihood of any such events. However, if any of these or other similar events should occur, it could have a material adverse effect on our financial condition and results of operation.

Certain of the equipment that we use in certain foreign countries may require prior U.S. government approval in the form of an export license and may otherwise be subject to tariffs and import/export restrictions. The delay in obtaining required governmental approvals could affect our ability to timely commence a project, and the failure to comply with all such controls could result in fines and other penalties.

We may be subject to taxation in many foreign jurisdictions and the final determination of our tax liabilities involves the interpretation of the statutes and requirements of taxing authorities worldwide. Our tax returns will be subject to routine examination by taxing authorities, and these examinations may result in assessments of additional taxes, penalties and/or interest.

Our overall success as an international depends, in part, upon our ability to succeed in differing economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies that are effective in each location where we do business, which could negatively affect our profitability.

As a company subject to compliance with the United States Foreign Corrupt Practices Act (the “FCPA”), our business may suffer because our efforts to comply with U.S. laws could restrict our ability to do business in foreign markets relative to our competitors who are not subject to U.S. law. Additionally, our business plan involves establishing close relationships with stakeholders in certain foreign markets. Any determination that we or foreign shareholders, directors, or officers partners have violated the FCPA may adversely affect our business and operations.

The FCPA generally prohibits U.S. persons and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. We intend to operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We may be subject to competitive disadvantages to the extent that our competitors are able to secure business, licenses or other preferential treatment by making payments to government officials and others in positions of influence or using other methods that U.S. law and regulations prohibit us from using.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Prior to the Merger, we were a “shell company” as that term is defined in federal securities laws. The Merger was accounted for as a reverse merger and recapitalization of FRI whereby FRI is considered the acquirer for accounting purposes. With the recapitalization there was no adjustment to the historical book and tax basis of our assets and liabilities. As such, our business and operations are now those of FRI.

We are an oilfield services provider of well stimulation and intelligent completion services to the upstream oil and gas industry. We expect to perform high-pressure well stimulation services in unconventional oil and natural gas reservoirs outside the United States. The well stimulation process consists of pumping a specially formulated fluid into perforated well casing, tubing, or open holes under high pressure, causing the underground formation to crack or fracture, allowing nearby hydrocarbons to flow more freely up the wellbore.  We plan to utilize our strategic relationships for oilfield service business development in the Latin American countries, with a particular focus in Argentina, Mexico, Colombia and Brazil. Our principal executive offices are located at 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043. Our phone number is (281) 531-7200.

We are an environmentally conscious oilfield service and technology company focused on supplying well stimulation and completion services to meet the existing and growing demands in international unconventional markets being developed, while further developing and encouraging the adoption of the latest well stimulation and completion techniques and technologies to improve efficiencies.  Through our unique EcoStimSM Solutions, we will deliver “ecologically friendly” well stimulation services expected to be in high demand worldwide.

We intend to acquire well stimulation fleets from established manufacturers of such equipment in order to assure we operate reliable and high performing assets with the capacity to meet the most demanding pressure and flow rate requirements in the field. Our management team has extensive industry experience providing field management services and well stimulation services to exploration and production companies in the international markets. We intend to focus on the most active shale and unconventional oil and natural gas plays outside of the United States.

We currently perform field management services for customers active in the Vaca Muerta shale play in Argentina and have developed strong relationships with several other potential customers operating in this play.  Our team has provided geophysical predictive interpretations on over 350 projects in the United States unconventional plays.  We are also evaluating opportunities to expand our operations into new areas, which may include Mexico, Colombia and other international markets.

Recent Developments

In June 2013, we obtained a $450,000 purchase order from Yacimientos Petrolíferos Fiscales (“YPF”), the state oil and gas company of Argentina, to provide our field management services which consist of geophysical predictions of sweet spots followed by fiber optic based diagnostic measurement of down-hole flow properties to better identify the source of quality production. The work related to this purchase order with YPF is required to be executed through an Argentine company.  Since we do not currently own a legal entity in Argentina, this work will be executed through a legal entity currently controlled by a consultant of the company.   The company intends to sign an agreement to acquire this legal entity for a nominal amount prior to December 31, 2013.    The required field management equipment was leased and imported into Argentina in October 2013 and the operations team is currently on location with operations commencing on or around December 12, 2013. In addition, we have orders to conduct three additional field management projects for three other operators in Argentina, two of which are also partners of YPF.

On October 16, 2013, we signed a purchase agreement and bid offer to acquire a coiled tubing unit and ancillary equipment from $2,024,000.  The offer was accepted and the sale was closed on November 8, 2013.  These assets are currently being serviced, painted and readied for export.

In October 2013 and November 2013, FRI sold 854,367 shares of its common stock in a private placement to 35 accredited investors resulting in gross proceeds to it of $5,126,202.  The offering was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. Wunderlich Securities, Inc. and Colorado Financial Service Corporation, each a broker-dealer and member of FINRA, served as placement agents. FRI paid Wunderlich Securities, Inc. a cash commission of $133,543 and an expense allowance in connection with due diligence and related activities of $8,186.  FRI paid Colorado Financial Service Corporation a cash commission of $187,000 and an expense allowance of $3,981.  FRI paid William K. Nasser, an advisor to an investor who purchased shares in the private placement, a cash advisory/due diligence fee of $49,800.  These shares of common stock were exchanged for shares of Eco-Stim’s common stock in the Merger, as described more fully earlier in this section. The proceeds will be used for working capital and the acquisition of equipment.

How We Generate Our Revenues

Well Stimulation services enhance the production of oil and natural gas from formations with restricted natural flow of hydrocarbons. The stimulation process consists of pumping a specially formulated fluid into a perforated well casing, tubing or open holes under high pressure, thereby causing the underground formation to crack or fracture and allowing nearby hydrocarbons to flow more freely up the wellbore. Sand, bauxite, resin-coated sand or ceramic particles, each referred to as a proppant or propping agent, are suspended in the stimulation fluid and prop open the cracks created by the well stimulation process in the underground formation. The extremely high pressure required to stimulate wells in many of the regions in which we intend to operate presents a challenging environment for achieving a successfully fractured horizontal well. As a result, an important element of the services we provide to oil and natural gas producers is designing the optimum well completion, which includes determining the proper fluid, proppant and injection specifications to maximize production. We intend to focus on the most active shale and unconventional oil and natural gas plays outside the United States.

How We Obtain Our Equipment

Due to a general oversupply of well stimulation & coiled tubing equipment in the United States, we believe quality equipment is readily available both from other well stimulation companies and from manufacturers such as Stewart & Stevenson, Surefire Industries and NOV Rolligon. We intend to purchase or lease well stimulation equipment for our contracts as they are secured. Our initial well stimulation fleet will be manufactured to its specifications. The well stimulation fleet is equipped to perform all aspects of well stimulation operations, including formation stimulation, high-pressure pumping and pressure testing. The fleet will typically include several trailer mounted stimulation units with triplex or quintaplex pumps, trailer mounted fracturing blenders, data trailers, chemical additive trailers and hydration units. Deliveries of equipment can be available in four to six weeks.

Our Challenges

We face many challenges and risks in the industry in which we operates. Although many factors contributing to these risks are beyond our ability to control, we continuously monitor these risks and have taken steps to mitigate them to the extent practicable. We believe that we are well positioned to capitalize on future growth opportunities in the well stimulation market. However, we may be unable to capitalize on our competitive strengths to achieve our business objectives and, consequently, the results of our operations may be adversely affected.

The successful execution of our business strategy depends on our ability to raise capital as needed to, among other things, finance the purchase of well stimulation fleets and to maintain any equipment we may have already purchased. If we are unable to generate sufficient cash flows from operations or obtain additional capital, we may be unable to sustain or increase our growth in the future. There is no guarantee that we will be able to raise the additional capital that will be needed to grow our business on favorable terms or at all. We successfully completed a private placement of common stock immediately prior to the merger and we believe we can satisfy our cash requirements over the next 12 months. The securities offered pursuant to the private placement have not and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Outlook

While the demand for well stimulation and pressure pumping services has increased significantly in recent years, the pressure pumping market currently has excess capacity in the United States. In the international markets, there is generally an undersupply of pressure pumping equipment, particularly in those markets that are actively developing unconventional resources. Only a small percentage of the excess capacity in the United States has been re-deployed in the international markets and we believe the following trends, among others, will lead to increased demand for pressure pumping services in the United States and have the potential to restrict further movement of equipment from the United States to the international markets going forward:

●
Increased Horizontal Drilling. Drilling has increased in unconventional resource basins, particularly liquids-rich formations, through the application of horizontal drilling and completion technologies. Horizontal wells generally are completed with multiple stages, resulting in increased demand for pressure pumping services.

●
Implementation of New Drilling Technologies. New horizontal drilling and completion technologies which use well stimulation and pressure pumping services to produce oil and natural gas from unconventional resources plays have been implemented across the United States.

●
Improvements to Well Stimulation and Pressure Pumping Services. Well stimulation and pressure pumping equipment utilization is greater due to increasingly longer laterals equating to a greater number of fracturing stages. Utilization has further increased due to new horizontal well completion techniques incorporating the use of sliding sleeves as opposed to more conventional “plug and perf” wireline techniques.

Results of Operations

For the Nine Months Ended September 30, 2013 and 2012

Revenues

We derived revenues from a consulting arrangement, whereby we provided advice related to well stimulation technology.  Sales for the nine months ended September 30, 2013 were $4,800.  We had no revenue for the nine months ended September 30, 2012.

Cost of Sales

Cost of sales increased to $2,400 for the nine months ended September 30, 2013.  We had no cost of sales for the nine months ended September 30, 2012.

Other Operating Expenses

Selling, general and administrative expenses include costs for sales and marketing personnel, travel, demonstration product, market development, tradeshows, consulting expenses and for administrative personnel, facility-related costs, insurance, legal and accounting services and depreciation expense.  Selling general and administrative costs and expenses were $2.5 million for the nine months ended September 30, 2013 and $1.4 million for the nine months ended September 30, 2012, respectively.  The increase in cost was primarily related to additional personnel, legal and travel costs associated with capital raising efforts.

Net Loss

We incurred losses of $2.5 million and $1.4 million for the six months ended June 30, 2013 and 2012, respectively, for the reasons cited above.

For the Years Ended December 31, 2012 and 2011

Revenues

We received revenues of $10,660 for the year ended December 31, 2012.  For the year ended December 31, 2011 we had no revenue. The $10,600 increase resulted primarily from a consulting arrangement, whereby we provided advice related to well stimulation technology.

Cost of Sales

Cost of sales sold increased by $5,341 to $5,341 for the year ended December 31, 2012. For the year ended December 31, 2011 we had no cost of sales. The $5,341 increase was due to the generation of consulting services revenue during the same period.

Other Operating Expenses

Selling, general and administrative expenses increased to $2.4 million for the year ended December 31, 2012 as compared to $19,497 for the year ended December 31, 2011. The $2.4 million increase resulted primarily from the company commencing business development activity in Latin America including costs for sales and marketing personnel, travel, demonstration product, market development, tradeshows, consulting expenses and for administrative personnel, facility-related costs, insurance, legal and accounting services, and depreciation expense.

Net Loss

We incurred losses of $2.4 million and $19,497 for the years ended December 31, 2012 and 2011, respectively for the reasons cited above.

Liquidity and Capital Resources

The energy services business is capital intensive, requiring significant investment to expand, upgrade and maintain equipment. Our capital requirements have been minimal to date. Going forward, we expect our capital requirements to consist primarily of:

●	growth capital expenditures, such as those to acquire additional equipment and other assets to grow our business; and
●	maintenance capital expenditures, which are capital expenditures made to extend the useful life of our assets. There have been no maintenance capital expenditures to date.

Additionally, we continually monitor new advances in well stimulation equipment and down-hole technology as well as technologies that may complement our business and opportunities to acquire additional equipment to meet our customers’ needs. Our ability to make any significant acquisition for cash would likely require us to obtain additional equity or debt financing, which may not be available to us on favorable terms or at all.

Our primary sources of liquidity to date have been proceeds from the various equity offerings, with the most recent completed on November 15, 2013. Our primary uses of capital have been the acquisition of equipment and general administrative expenses. We continually monitor potential capital sources, including equity and debt financings, in order to meet our planned capital expenditures and liquidity requirements.

 We may enter into future permitted first lien indebtedness, either as a term loan or revolving facility. We are currently in discussions with an affiliate to enter into a sale leaseback agreement, with respect to certain equipment acquired by us.  If completed, such agreement will provide additional working capital to us.

The successful execution of our growth strategy depends on our ability to raise capital as needed to, among other things, finance the purchase of additional well stimulation fleets. In order to fund the purchase of additional equipment, we will need to seek additional capital. If we are unable to obtain additional capital on favorable terms or at all, we may be unable to sustain or increase our current level of growth in the future. The availability of equity and debt financing will be affected by prevailing economic conditions in our industry and financial, business and other factors, many of which are beyond our control.

Our ability to fund operations, and to fund planned 2014 and 2015 capital expenditures will depend upon our future operating performance, and more broadly, on the availability of equity and debt financing, which will be affected by prevailing economic conditions, market conditions in the exploration and production industry and financial, business and other factors, many of which are beyond our control. Based on our existing operating performance, we believe our projected cash flows and existing capital coupled with the proceeds of the contemplated sale and leaseback agreement should be adequate to meet operational and capital expenditure needs for the next 12 months.

Our ability to make any significant acquisition for cash would likely require us to obtain additional equity or debt financing, which may not be available to us on favorable terms or at all.

Sources and Uses of Cash

Net cash used in operating activities was $1,402,468 for the nine months ended September 30, 2012 and $2,339,069 during the nine months ended September 30, 2013. The increase was primarily due to the addition of personnel and cost associated with our reverse merger in the third quarter of 2013.

Net cash used in investing activities was $12,551 for the nine months ended September 30, 2012 and $5,209 during the nine months ended September 30, 2013. This related to acquisition of various fixed assets for office administration.

Net cash provided by financing activities was $3,490,659 for the nine months ended September 30, 2012 and $1,001,654 during the nine months ended September 30, 2013, consisting entirely of funds raised during the year to finance our continuing operations.

We had an increase in cash and cash equivalents of $2,075,640 for the nine months ended September 30, 2012, and had a net decrease in cash and cash equivalents of $1,342,624 during the nine months ended September 30, 2013 primarily resulting from our continuing business development efforts in Latin America in order to obtain contracts for well stimulation and field management services.

Assets and Liabilities

Total assets were $511,559 as of September 30, 2013, which is a decrease of $1,011,571 when compared to December 31, 2012. This is primarily due to the expenses incurred related to our continuing business development efforts in Latin America in order to obtain contracts for well stimulation and field management services.

Total liabilities were $1,804,269 as of September 30, 2013, which is an increase of $1,411,827 when compared to December 31, 2012. This is primarily due to the convertible debt we issued in February, 2013 to finance our continued business development efforts.

Total shareholders’ deficit was $1,292,710 as of September 30, 2013, which is a decrease of $2,423,398 when compared to December 31, 2012. This is primarily due to the expenses incurred related to our continuing business development efforts in Latin America in order to obtain contracts for well stimulation and field management services.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board (FASB) or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Off Balance Sheet Arrangements

As of September 30, 2013, we had no off-balance sheet arrangements other than the operating leases.

The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

PROPERTIES

Our principal executive offices are located in approximately 3,940 square feet of office space, which is leased from Geo-Texture under a month-to-month agreement. Mr. Bruheim, our Chairman, is a majority shareholder of Geo-Texture. We paid Geo-Texture approximately $53,000 and $53,000 during the nine months ended September 30, 2013 and 2012, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At December 12, 2013, we had 3,984,294 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of December 12, 2013 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX 77043. The percentages in the table are computed using a denominator of  4,081,082 shares of common stock outstanding, consisting of 3,984,294 shares of outstanding common stock plus  96,788 shares of common stock issuable upon the exercise of all outstanding options, warrants, rights or conversion privileges which are exercisable within 60 days of December 12, 2013.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Class
Bjarte Bruheim	542,378	(4)	13.29%
Executive Chairman
Trek Partners III (2)	342,857		8.40%
Jon Christopher Boswell	279,674	(5)	6.85%
Director, President & Chief Executive Officer
Carlos Fernandez	126,732	(6)	3.11%
Director
Rome AS, Co (3)	120,495		2.95%
Alexander Nickolatos	56,824	(7)	1.39%
Chief Financial Officer
Bobby Chapman	25,000		*
Chief Operating Officer
Thomas Hardisty	22,514	(8)	*
Director
Total	1,516, 474		37.15%
All officers and directors as a group	1,173,617		28.75%
_______________

* indicates less than 1%.

(1) Unless otherwise specified the address of each stockholder is 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043.
(2) The address of Trek Partners III is 7500 San Felipe, Suite 1600 Houston, TX 77063.
(3) Mr. Jogeir Romestrand, director of Eco-Stim, is the owner and director of Rome AS, Co.
(4) Includes 16,739 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of December 12, 2013.
(5) Includes 22,536 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of December 12, 2013.
(6) Includes 16,739 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of December 12, 2013.
(7) Includes 6,824 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of December 12, 2013.
(8) Includes 1,130 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of December 12, 2013.

DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the Merger with FRI, Todd Waltz, our former chief executive officer and sole director, resigned his positions with our company and FRI’s directors were appointed to our board of directors to serve until our next annual meeting of shareholders or until their earlier resignation, removal or death. In addition, FRI’s executive officers were appointed our executive officers, each to serve at the pleasure of the board of directors. Biographical information regarding our executive officers and directors following the Merger is as follows:

Name	Age	Positions
Bjarte Bruheim	58	Executive Chairman
Jon Christopher Boswell	52	Director, President & Chief Executive Officer
Jogeir Romestrand	52	Director
Carlos A. Fernandez	56	Director
Thomas E. Hardisty	52	Director
Bobby Chapman	56	Chief Operating Officer
Alexander Nickolatos	36	Chief Financial Officer

Mr. Bruheim, has served as Chairman of the Board for FRI since December 2011. He has over 30 years of international management experience and is also a serial entrepreneur. He has worked in executive management at Schlumberger (“SLB”) and co-founded Petroleum Geo-Services (“PGS”), Spinnaker Exploration Company, Electromagnetic Geoservices ASA (“EMGS”), Eastern Echo and Spring Energy. He also completed a successful turnaround for ODIM ASA, a stressed entity, which was later sold to Rolls Royce. He also currently serves as the Executive Chairman of EMGS where he has served since 2007. He is also on the Board of Norse Energy, an exploration and production company operating in the Marcellus Shale. He has been involved at the board level in value creation for many energy and energy service related companies since 1991.

Mr. Boswell, has served as President and Chief Executive Officer of FRI since December 2011. He has also served as a Director during the same time period. Prior to FRI, from 2009 to 2011, Mr. Boswell served as Chief Financial Officer for NEOS GeoSolutions, a silicon valley backed oilfield technology company (“NEOS”). Prior to NEOS, from 2003 to 2009, he served as Chief Financial Officer for Particle Drilling Technologies, an oilfield services and technology company (“Particle”). Prior to Particle, he served as Senior Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) from December 1995 until October 2002.  PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration Company, which was then sold to Statoil for approximately $2.5 billion. Mr. Boswell began his career at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. Mr. Boswell is a 1985 graduate of the University of Texas at Austin.

Mr. Romestrand, is the owner and director of the Norwegian private investment firm Rome AS. Mr. Jogeir Romestrand served as an Independent member of the board of directors of Polarcus Ltd from September 12, 2009 until April 26, 2012. He also served as a member of Polarcus Ltd’s audit committee. He has over 20 years of experience within marine technology and previously worked in various management capacities within the ODIM Group, most recently as chief executive officer and president of ODIM ASA.

Mr. Fernandez, has 30 years of experience in the oil and gas industry and over 27 years of experience in various executive management and sales positions with a proven track record of delivering results and increasing revenues, profit and market share in multi-million dollar international organizations. From January 2010 to present, he has been working as General Manager – Latin America for NEOS GeoSolutions and has developed excellent relationships with the local energy ministries in Brazil, Ecuador, Colombia and Argentina and has strong relationships with most local energy companies. From 2006 to 2009, he served as Senior Vice President Business Development for 3DGeo, and from 1996 to 2006, he served as General Manager – Latin America for Paradigm Geophysical. From 1990 to 1995, Mr. Fernandez served as President of Petroleum Information Argentina. From 1979 through 1990, he held various leadership positions with seismic technology and seismic computing companies such as Silicon Graphics.

Mr. Hardisty, has served as the Vice President, Land and Business Development at Davis Petroleum Corp. and Davis Offshore, LP (“Davis”) since September, 2009. He is a seasoned energy executive with 29 years of experience in the exploration and production industry. Prior to his tenure at Davis from January 2009 to September 2009, Mr. Hardisty was Vice President, Land and Business Development for Kerogen Resources, Inc. From 2003 to January 2009, Mr. Hardisty served as Senior Vice President of Particle Drilling Technologies, Inc., an early-stage oilfield service company (“Particle”). At Particle, Hardisty also served as a Director and as corporate secretary. Prior to that position, he served in land management and executive positions with Shoreline Partners, Benz Energy, and PetroCorp Inc.  Mr. Hardisty is an active member of the American Association of Professional Landmen (AAPL), Houston Association of Professional Landmen (HAPL), the Houston Producers Forum (HPF) as well as other industry organizations. At HAPL, Hardisty has twice served as a director and as chairman of numerous educational and membership committees. Hardisty obtained a BBA/Petroleum Land Management degree from the University of Texas at Austin in 1984.

Mr. Chapman started his career with Halliburton where he was involved in drilling and completions operations, sales, engineering, and management in offshore Gulf of Mexico and broad US land operations as well as assignments internationally offshore West Africa. His experience includes high pressure / high temperature well cementing, stimulation engineering (matrix acidizing and fracturing) as well as completion design including complex, extended reach, deep water well completion designs. He was author of several SPE technical papers on the use of high perm fracturing techniques and processes. In 1998, Mr. Chapman joined Weatherford International where he spent seven years working in management positions involving all types of artificial lift and general business planning. He was responsible for the organic startup of Weatherford’s well-stimulation business. Later after leaving Weatherford, he started Liberty Pressure Pumping, a startup business focused on well stimulation of unconventional resources. He was involved in all phases of the business including strategic planning, financial planning, equipment design, sales, engineering and management. Liberty’s niche was supplying well-stimulation operations to the Barnett Shale but later expanding to other unconventional plays in the US. In 2007, Liberty was sold to Trican Well Service for in excess of $200 million. Mr. Chapman was retained by Trican to serve as president of the United States region. During this time Trican grew to add several operating regions and also expanded product line offerings to include cementing services and coil-tubing services. Mr. Chapman is a 1979 graduate of Louisiana State University with a B.S. degree in Petroleum Engineering.

Mr. Nickolatos was previously the Director of Financial Planning and Analysis at Neos Geo-Solutions (Neos). During his time at Neos, he also served as Controller and Treasurer, and oversaw oil and gas accounting and finance operations in over seven countries, including Argentina. In conjunction with this role, he helped to raise and manage over $500 million from private investors, including Bill Gates, Kleiner Perkins, and Goldman Sachs. He was instrumental in implementing the company’s subsidiary exploration activities in Argentina, eventually forming an assignment of two concessions to ExxonMobil.  Prior to joining Neos, he worked for Arthur Andersen and PricewaterhouseCoopers.  Mr. Nickolatos is a Certified Public Accountant, and holds a BBA degree, summa cum laude, from Walla Walla University.

There are no family relationships between any of the executive officers and directors.

On August 29, 2013, FRI entered into an agreement to acquire certain intellectual property from Geo-Texture Technologies, LLC (“Geo-Texture”), a geophysical business specializing in predicting “sweet spots” as well as drilling and well stimulation hazards within unconventional formations in the United States. The term “sweet spots” refers to areas within a geological formation that tend to produce hydrocarbons at a better rate or for a longer duration than other areas within the same geological formation. The technology possessed by Geo-Texture is believed to have very broad applications and many economic benefits to exploration and production companies working in the international markets. Mr. Bruheim, our Chairman, is a majority shareholder of Geo-Texture.

We sub-lease office space for $6,000 per month from Geo-Texture, which is owned by Mr. Bruheim, Chairman of our Board, and an employee of FRI.  The sub-lease agreement commenced in March of 2012 on a month-to-month basis. We paid the related party approximately $53,000 and $53,000 during the nine months ended September 30, 2013 and 2012, respectively.

Compensation of Directors

We historically have not had a compensation package for members of our board of directors for their service as directors.  At the time of this Current Report, we do not anticipate establishing a compensation package for our directors.

In October 2013, each of Mr. Fernandez, Mr. Hardisty and Mr. Romestrand was granted 10,000 options to purchase shares of FRI’s common stock at a price of $6.00 per share, vesting in four equal semi-annual installments over two years.  In connection with the Merger, options to purchase shares of FRI’s common stock were exchanged for options to purchase the same number of shares of our common stock.  As a result, Mr. Fernandez, Mr. Hardisty and Mr. Romestrand each hold 10,000 options to purchase shares of our common stock at a price of $6.00 per share.  Other than the aforementioned options, our other directors currently do not receive any compensation specifically for their services as a director; however FRI does reimburse these directors for any travel or other business expenses related to their service as a director.

Director Qualifications, Board Leadership Structure and Risk Management

Prior to the closing of the Merger we were a “shell company” as that term is defined in the Securities Act. Following that transaction, our business and operations are now those of FRI. Messrs. Bruheim, Boswell, Hardisty, Fernandez and Romestrand, the members of our board of directors, were appointed to our Board in December 2013 following the Merger. Given their respective roles in the founding and/or operations of FRI, we believe they each remain a good fit for our current needs.  Mr. Bruheim has significant operational experience in the oilfield services industry and brings both a practical understanding of the industry as well as hands-on experience at building companies in this sector.  He currently serves on several other Boards operating in our industry and brings experience with young growing companies to our Board which should add significant value.  Mr. Boswell also has a track record as an executive officer in this industry and has been part of starting and building multiple companies with this oilfield service sector.  He also brings a strong financial background to our Board.  Mr. Romestrand has operated as an executive and as a successful CEO in the high-tech oilfield equipment sector for many years and has successfully built multiple companies while generating very strong returns for his investors.  He also brings an international viewpoint to our Board.  Mr. Hardisty has served as an executive officer and as a Board member for several oil and gas and oil-field service companies and is currently very involved in a company operating shale oil and gas wells in the US.  He brings a relevant experience from the customer’s perspective to our Board.   Mr. Fernandez has significant experience at starting and growing oilfield service companies with a particular emphasis on the Latin American market and specifically in Argentina.  His experience at navigating cross border business agreements and relationships is of particular value to our Board.

Committees of the board of directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. We have just exited “shell” status following the Merger. We do not know if any of our shareholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert.

We have adopted a code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officers, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Code of Ethics is attached hereto as an Exhibit to this filing.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including FRI, in the past three completed fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity during the year ended March 31, 2013,
●	our principal financial officer or other individual serving in a similar capacity during the year ended March 31, 2013,
●
our three most highly compensated executive officers other than our principal executive officer and principle financial officer who were serving as executive officers at March 31, 2013 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at March 31, 2013.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Summary Compensation Table
SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jon Christopher Boswell - Chief Executive Officer (1)	2012	158,333.27	—	—	65,300.06	—	—	—	223,633.33
Todd Waltz - Chief Executive Officer (2)	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
Bobby Chapman - Chief Operating Officer (3)	2012	—	—	—	—	—	—	—	—
Alexander Nickolatos - Chief Financial Officer (4)	2012	75,000.00	25,000.00	—	11,777.88	—	—	—	111,777.88
_______________

(1)    Mr. Boswell was appointed our Chief Executive Officer in December 2013. The compensation information for 2012 reflects his compensation as Chief Executive Officer of FRIBVI for the year ended December 31, 2012. Mr. Boswell served as Chief Executive Officer of FRIBVI  from its inception, on December 30, 2011, until FRIBVI merged with and into FRI, on October 4, 2013.
(2)    Mr. Waltz served as our Chief Executive Officer until December 2013.
(3)    Mr. Chapman was employed by FRIBVI in November 2013 and was appointed our Chief Operating Officer in December 2013.
(4)    Mr. Nickolatos was appointed our Chief Financial Officer in December 2013. The compensation information for 2012 reflects his compensation as Controller of FRIBVI for the year ended December 31, 2012. Mr. Nickolatos served as Controller of FRIBVI from July 1, 2012 until FRIBVI merged with and into FRI, on October 4, 2013.
(5)   The amount in this column reflects the fair value of all option awards in 2012 calculated in accordance with FASB ASC Topic 718. These option awards vest between 2012 and 2014. See “Exhibit 99.1 – Frac Rock International, Inc. and Subsidiaries Consolidated Financial Statements – Note F. Stock-Based Compensation” for additional information.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with three of our named executive officers. The following details those terms of the employment agreements:

Jon Christopher Boswell.  On November 25, 2013, FracRock, Inc., a Texas corporation and wholly owned subsidiary of FRI, entered into an employment agreement with Mr. Boswell that provides for his employment as its Chief Executive Officer. The employment agreement provides for a term of employment beginning on November 25, 2013 and ending on November 24, 2015, with a renewal provision that automatically extends the term of Mr. Boswell’s employment for an additional year unless either party provides written notice of election not to renew.  Pursuant to the employment agreement, FracRock, Inc. is required to pay Mr. Boswell a base salary of $200,000 per year, which may be increased annually in the sole discretion of FracRock, Inc.  Mr. Boswell is also eligible to receive a $500.00 monthly car allowance and a discretionary bonus to be determined by the board of directors of FracRock, Inc., within its sole discretion, up to a maximum of 100% of his base salary. If FracRock, Inc. terminates Mr. Boswell’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Boswell terminates his employment with FracRock, Inc. for “good reason” (as such term is defined in his employment agreement), then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two years of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Boswell on a form provided by the company.  If Mr. Boswell’s employment with FracRock, Inc. is terminated due to his becoming disabled, Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding.  If Mr. Boswell’s employment is terminated as a result of his death, FracRock, Inc. is required to pay his estate his base salary and accrued through the date of his death, any unpaid bonus from the prior year and to reimburse his estate for any unreimbursed business expenses.  Mr. Boswell’s estate will also become fully vested in all unvested restricted stock outstanding.  If Mr. Boswell’s employment with FracRock, Inc. is terminated for “cause,” or if Mr. Boswell terminates his employment with FracRock, Inc. voluntarily, Mr. Boswell is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses.  If FracRock, Inc. or Mr. Boswell elects to not renew the Employment Agreement at the end of its term, then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Boswell’s employment (for whatever reason), Mr. Boswell will not compete with FracRock, Inc. or solicit customers or employees from FracRock, Inc. The employment agreement also provides for the non-disclosure of any confidential information relating to FracRock, Inc. by Mr. Boswell.  At the time he executed his employment agreement, Mr. Boswell was also granted 125,000 options to purchase shares of FRI’s common stock at an issuance price of $6.00 per share, vesting in four equal semi-annual installments over two years.

Bobby Chapman.  On November 4, 2013, FracRock, Inc., a Texas corporation and wholly owned subsidiary of FRI, entered into an employment agreement with Mr. Chapman that provides for his employment as its Chief Operating Officer. The employment agreement provides for a term of employment beginning on November 4, 2013 and ending on November 3, 2015, with a renewal provision that automatically extends the term of Mr. Chapman’s employment for an additional year unless either party provides written notice of election not to renew.  Pursuant to the employment agreement, FracRock, Inc. is required to pay Mr. Chapman a base salary of $200,000 per year, which may be increased annually in the sole discretion of FracRock, Inc.  Mr. Chapman is also eligible to receive a $500.00 monthly car allowance and a discretionary bonus to be determined by the board of directors of FracRock, Inc., within its sole discretion, up to a maximum of 50% of his base salary. If FracRock, Inc. terminates Mr. Chapman’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Chapman terminates his employment with FracRock, Inc. for “good reason” (as such term is defined in his employment agreement), then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Chapman on a form provided by the company.  If Mr. Chapman’s employment with FracRock, Inc. is terminated due to his becoming disabled, Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding.  If Mr. Chapman’s employment is terminated as a result of his death, FracRock, Inc. is required to pay his estate his base salary accrued through the date of his death, any unpaid bonus from the prior year and to reimburse his estate for any unreimbursed business expenses.  Mr. Chapman’s estate will also become fully vested in all unvested restricted stock outstanding.  If Mr. Chapman’s employment with FracRock, Inc. is terminated for “cause,” or if Mr. Chapman terminates his employment with FracRock, Inc. voluntarily, Mr. Chapman is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses.  If FracRock, Inc. or Mr. Chapman elects to not renew the Employment Agreement at the end of its term, then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Chapman’s employment (for whatever reason), Mr. Chapman will not compete with FracRock, Inc. or solicit customers or employees from FracRock, Inc. The employment agreement also provides for the non-disclosure of any confidential information relating to FracRock, Inc. by Mr. Chapman.  At the time he executed his employment agreement, Mr. Chapman was also granted 100,000 options to purchase shares of FRI’s common stock at an issuance price of $6.00 per share, vesting in four equal semi-annual installments over two years.

Alexander Nickolatos.  On July 1, 2012, FRIBVI, predecessor-by-merger to FRI, entered into an employment agreement with Mr. Nickolatos that provides for his employment as its Controller. The employment agreement provides for a term of employment beginning on July 1, 2012 and ending on June 30, 2014, with a renewal provision that automatically extends the term of Mr. Nickolatos’ employment for an additional year unless either party provides written notice of election not to renew.  Pursuant to the employment agreement, FRIBVI is required to pay Mr. Nickolatos a base salary of $150,000 per year, which may be increased annually in the sole discretion of FRIBVI.  Mr. Nickolatos is also eligible to receive a discretionary bonus to be determined by the board of directors of FRIBVI, within its sole discretion.  If FRIBVI terminates Mr. Nickolatos’ employment without “cause” (as such term is defined in his employment agreement), or if Mr. Nickolatos terminates his employment with FRIBVI for “good reason” (as such term is defined in his employment agreement), then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Nickolatos on a form provided by the company.  If Mr. Nickolatos’ employment with FRIBVI is terminated due to his becoming disabled, Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus, and (b) full vesting of all unvested restricted stock outstanding.  If Mr. Nickolatos’ employment is terminated as a result of his death, FRIBVI is required to pay his estate his base salary accrued through the date of his death and to reimburse his estate for any unreimbursed business expenses and unpaid bonus.  Mr. Nickolatos’ estate will also become fully vested in all unvested restricted stock outstanding.  If Mr. Nickolatos’ employment with FRIBVI is terminated for “cause,” or if Mr. Nickolatos terminates his employment with FRIBVI voluntarily, Mr. Nickolatos is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses.  If FRIBVI or Mr. Nickolatos elects to not renew the Employment Agreement at the end of its term, then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding.  The employment agreement also provides that during the term of the agreement and for six (6) months after the termination of Mr. Nickolatos’ employment (for whatever reason), Mr. Nickolatos will not compete with FRIBVI or solicit FRIBVI’s customers or employees. The employment agreement also provides for the non-disclosure of FRIBVI’s confidential information by Mr. Nickolatos.  At the time he executed his employment agreement, Mr. Nickolatos was also paid a one-time bonus of $25,000.  In addition, the 9,188 stock options previously granted to him as part of the consulting agreement will remain valid under this employment agreement. On October 24, 2013, Mr. Nickolatos was granted 25,000 options to purchase shares of FRI’s common stock at an issuance price of $6.00 per share, vesting in four equal semi-annual installments over two years.

Option Grants

The option grants to each of Mr. Boswell and Mr. Nickolatos set forth in the Summary Compensation Table above each vests over two years, with 25% vesting on each six-month anniversary of the vesting commencement date of such option agreement.

On October 24, 2013, Mr. Boswell and Mr. Nickolatos were granted options to purchase 125,000 shares and 25,000 shares of FRI’s common stock, respectively, which vests over two years, with 25% vesting on each six-month anniversary of the vesting commencement date of such option agreement. On November 4, 2013, Mr. Chapman was granted options to purchase 100,000 shares of FRI’s common stock, which vests over two years, with 25% vesting on each six-month anniversary of the vesting commencement date of such option agreement.

Outstanding Equity Awards at Fiscal Year End

The following table presents for each named executive officer, information regarding outstanding stock options and stock awards held as of March 31, 2013. All share numbers and exercise prices have been adjusted to give effect to the Merger.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

				OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jon Christopher Boswell	(1)	7,512	22,536	—	3.33	January 31, 2022	—	—	—	—
Todd Waltz		—	—	—	—	—	—	—	—	—
Bobby Chapman		—	—	—	—	—	—	—	—	—
Alexander Nickolatos	(2)	1,020.75	3,062.25	—	0.33	July 1, 2022	—	—	—	—
	(2)	1,253.75	3,761.25	—	3.33	July 1, 2022	—	—	—	—
_______________
(1)    Exercisable in four equal semi-annual installments on July 31, 2012, January 31, 2013, July 31, 2013 and January 31, 2014.
(2)    Exercisable in four equal semi-annual installments on January 1, 2013, July 1, 2013, January 1, 2014 and July 1, 2014.

Director Compensation Arrangements

We historically have not had a compensation package for members of our board of directors for their service as directors.  At the time of this Current Report, we do not anticipate establishing a compensation package for our directors.

In October 2013, each of Mr. Fernandez, Mr. Hardisty and Mr. Romestrand was granted 10,000 options to purchase shares of FRI’s common stock at a price of $6.00 per share, vesting in four equal semi-annual installments over two years.  In connection with the Merger, options to purchase shares of FRI’s common stock were exchanged for options to purchase the same number of shares of our common stock.  As a result, Mr. Fernandez, Mr. Hardisty and Mr. Romestrand each hold 10,000 options to purchase shares of our common stock at a price of $6.00 per share.  Other than the aforementioned options, our other directors currently do not receive any compensation specifically for their services as a director; however FRI does reimburse these directors for any travel or other business expenses related to their service as a director.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bjarte Bruheim	—	—	—	—	—	—	—
Jon Christopher Boswell	—	—	—	—	—	—	—
Jogeir Romestrand	—	—	—	—	—	—	—
Carlos A. Fernandez	—	—	—	—	—	—	—
Thomas Hardisty	—	—	—	—	—	—	—

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Person Transactions

The following is a description of transactions since April 1, 2012 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements, which are described in the section above titled “Executive Compensation”.

We sub-lease office space for $6,000 per month from a company, which is owned by the Chairman of the Board and an employee of FRI.  The sub-lease agreement commenced in March of 2012 on a month-to-month basis. We paid the related party approximately $53,000 and $53,000 during the nine months ended September 30, 2013 and 2012, respectively.

On August 29, 2013, FRI entered into an agreement to acquire certain intellectual property from Geo-Texture Technologies, LLC (“Geo-Texture”), a geophysical business specializing in predicting “sweet spots” as well as drilling and well stimulation hazards within unconventional formations in the United States.  Mr. Bruheim, our Chairman, is a majority shareholder of Geo-Texture.

Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors. Accordingly, our Board of Directors has not made any determination as to whether the members of the Board of Directors satisfy any independence requirements applicable to board members under the rules of the SEC or any national securities exchange, inter-dealer quotation system or any other independence definition.

LEGAL PROCEEDINGS

We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the OTC Bulletin Board under the symbol ESES. The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2011
First quarter ended March 31, 2011	$0.030	$0.005
Second quarter ended June 30, 2011	$0.075	$0.010
Third quarter ended September 30, 2011	$0.040	$0.009
Fourth quarter ended December 31, 2011	$0.030	$0.006

2012
First quarter ended March 31, 2012	$0.015	$0.006
Second quarter ended June 30, 2012	$0.010	$0.005
Third quarter ended September 30, 2012	$0.009	$0.002
Fourth quarter ended December 31, 2012	$0.030	$0.003

2013
First quarter ended March 31, 2013	$0.010	$0.005
Second quarter ended June 30, 2013	$0.006	$0.006
Third quarter ended September 30, 2013	$0.010	$0.003

The last sale price of our common stock as reported on the OTC Bulletin Board on December 12, 2013 was $4.80 per share. As of December 12, 2013, there were approximately 667 record owners of our common stock.

Dividend Policy

The payment of dividends, if any, in the future shall be determined by the members of our board of directors, in their discretion and will depend on, among other things, our earnings, our capital requirements, and our financial condition as well as other relevant factors. We have not paid or declared any dividends to date. Holders of common stock are entitled to receive dividends as declared and paid from time to time by our sole director from funds legally available. We intend to retain any earnings for marketing and expansion purposes.

Securities Authorized for Issuance under Equity Compensation Plans

FRI has a 2012 Stock Incentive Plan in place with approximately 1,000,000 shares of common stock reserved for issuance thereunder, and FRI has previously issued shares of its stock and options exercisable for shares of its stock as compensation for future services pursuant to its 2012 Stock Incentive Plan and individual agreements. For additional information regarding the 2012 Stock Incentive Plan, as of December 31, 2012, please see Note F "Stock Based Compensation" in the Notes to the Consolidated Financial Statements of FracRock International, Inc. attached hereto as Exhibit 99.1.

	Equity Compensation Plan Information as of December 12, 2013
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	557,301	$5.32	442,699
Equity compensation plans not approved by security holders	—	—	—
Total	557,301	$5.32	442,699

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. At December 12, 2013 we had 3,984,294 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our amended and restated articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

 Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

 Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

 Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please see Item 4.01 - Changes in Registrant’s Certifying Accountant of this Current Report.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Please see Item 9.01 - Financial Statements and Exhibits of this Current Report.

Item 3.02                      Unregistered Sales of Equity Securities.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets of this Current Report.

In October 2013 and November 2013, FRI sold 854,367 shares of its common stock in a private placement to 35 accredited investors resulting in gross proceeds to it of $5,126,202.  The offering was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. Wunderlich Securities, Inc. and Colorado Financial Service Corporation, each a broker-dealer and member of FINRA, served as placement agents. FRI paid Wunderlich Securities, Inc. a cash commission of $133,543 and an expense allowance in connection with due diligence and related activities of $8,186.  FRI paid Colorado Financial Service Corporation a cash commission of $187,000 and an expense allowance of $3,981.  FRI paid William K. Nasser, an advisor to an investor who purchased shares in the private placement, a cash advisory/due diligence fee of $49,800.  These shares of common stock were exchanged for shares of Eco-Stim’s common stock in the Merger, as described more fully earlier in this section. The proceeds will be used for working capital and the acquisition of equipment.

Item 4.01.                      Changes in Registrant’s Certifying Accountant.

Effective December 13, 2013, Eco-Stim dismissed its independent registered public accounting firm, Armanino LLP.  Concurrent to such dismissal, Eco-Stim engaged Whitely Penn LLP as its new independent registered public accounting firm. On December 13, 2013, Eco-Stim’s board of directors voted unanimously to dismiss Armanino LLP and to engage Whitely Penn LLP.

Armanino LLP’s reports regarding the Company’s financial statements for the fiscal years ended March 31, 2013 and March 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During Eco-Stim’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Armanino LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Armanino LLP, would have caused Armanino LLP to make reference thereto in connection with its reports on the financial statements of Eco-Stim.

During Eco-Stim’s two most recent fiscal years and the subsequent interim period, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Eco-Stim provided Armanino LLP a copy of the disclosure made in response to this Item 4.01 and requested Armanino LLP provide a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to Eco-Stim’s request, Armanino LLP provided the letter attached hereto as Exhibit 16.1.

During Eco-Stim’s two most recent fiscal years and the subsequent interim period through December 13, 2013, neither Eco-Stim nor anyone acting on its behalf has consulted with Whitely Penn LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Eco-Stim’s consolidated financial statements, and neither a written report nor oral advice was provided to Eco-Stim that Whitely Penn LLP concluded was an important factor considered by Eco-Stim in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01                      Changes in Control of Registrant.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 We amended our Articles of Incorporation to (i) change the name of our company to Eco-Stim Energy Solutions, Inc., (ii) increase our authorized preferred stock from 5,000,000 shares to 50,000,000 shares and (iii) effectuate a reverse stock split of our issued and outstanding common stock, par value, $0.001 per share, at a reverse stock split ratio of one-for-480. After approval by our shareholders, the Amended and Restated Articles of Incorporation became effective immediately prior to the Merger.

A copy of the Amended and Restated Articles of Incorporation of Eco-Stim is filed as Exhibit 3.1 to this Current Report.

As a result of the Merger, our business and operations are now those of FRI.  Effective December 13, 2013, we changed our fiscal year end from March 31 to December 31.  This change was made in order for the fiscal year end to correspond with the fiscal year end of FRI. As a result,  our current fiscal year will be shortened from 12 months to 9 months and end on December 31, 2013.  We will file our Annual Report on Form 10-K as our transition report, which will cover the 9 month period from April 1, 2013 to December 31, 2013.

Item 5.06                      Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01                       Other Information.

On November 26, 2013, we filed a current report on Form 8-K announcing the results of the special meeting, which is hereby incorporated by reference.

Item 9.01                       Financial Statements and Exhibits.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, investors and shareholders are encouraged to review our filings with the SEC, including our definitive proxy statement filed on October 22, 2013.  You may obtain a copy of our proxy statement and other documents filed with the SEC, including any amendments or supplements to such materials, without charge by following the instructions under Available Information on page 5.

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a), the consolidated balance sheets of FRI for the nine months ended September 30, 2013 and the year ended December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2013, as well as the year ended December 31, 2012, are filed as Exhibit 99.1 to this Current Report.

We incorporate by reference the financial statements of Vision included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2013 and March 31, 2012, filed on May 29, 2013 and June 26, 2012, respectively, and our Quarterly Reports filed on Form 10-Q for the periods ended September 30, 2013 and June 30, 2013, filed on November 14, 2013 and August 13, 2013, respectively.

(b)	Pro Forma Financial Information.

On December 11, 2013, pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013, by and among Vision, n/k/a Eco-Stim, FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim, and FRI, FRI Merger Sub, Inc. merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of Eco-Stim.

As a result of the Merger, Eco-Stim’s business and operations are now those of FRI.  Effective December 13, 2013, Eco-Stim changed its fiscal year end from March 31 to December 31.  This change was made in order for the fiscal year end to correspond with the fiscal year end of FRI.

As a result, Eco-Stim’s current fiscal year will be shortened from 12 months to 9 months and end on December 31, 2013.  Eco-Stim will file its Annual Report on Form 10-K as its transition report, which will cover the 9 month period from April 1, 2013 to December 31, 2013.

The unaudited pro forma information of Eco-Stim set forth below gives effect to the merger of FRI as if it had been consummated as of the beginning of the applicable period. The unaudited pro forma information has been derived from the historical consolidated financial statements of Eco-Stim and FRI. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that Eco-Stim will achieve after the acquisition

Eco-Stim Energy Solutions, Inc.
Pro Forma Combined Condensed Statements of Operations
Year Ended December 31, 2012
(unaudited)

	Eco-Stim	FRI	Pro Forma Adjusted		Pro Forma Combined
Revenue	$—	$10,660	$—		$10,660
Cost of sales	—	5,341	—		5,341
Gross profit	—	5,319	—		5,319
Selling, general and administrative expenses	19,497	2,407,868	—		2,427,365
Loss from operations	(19,497)	(2,402,549)	—		(2,422,046)
Interest expense	16,328		—		16,328
Loss before provision for income taxes	(35,825)	(2,402,549)	—		(2,438,374)
Provision for income taxes	—	—	—		—
Net loss	$(35,825)	$(2,402,549)	$—		$(2,438,374)
Net loss per common share – basic and diluted	$(0.00)	$(35.69)	$—		$(0.61)
Weighted average number of common shares outstanding – basic and diluted	75,493,885	67,316	(75,336,606	)(1)	3,984,294
			2,905,332	(2)
			854,367	(3)

(1)	To reflect 480 to 1 reverse Stock Split.

(2)
To reflect conversion of preferred shares and convertible notes to common stock and additional issuances of common stock prior to the Merger Agreement and issuance of common stock in accordance with the Merger Agreement.

(3)	To reflect the FRI capital raise completed prior to the consumation of the Merge r .

Eco-Stim Energy Solutions, Inc.
Pro Forma Combined Condensed Balance Sheet
September 30, 2013
(unaudited)

	Eco-Stim	FRI	Pro Forma Adjusted		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$4,321	$150,247	$(4,321)	(1)	$4,893,939
			4,743,692	(2)
Accounts receivables		57,684			57,684
Prepaid expenses		280,903			280,903
Total current assets	4,321	488,834	4,739,371		5,232,526

Equipment, net		22,725			22,725

TOTAL ASSETS	$4,321	$511,559	$4,739,371		$5,255,251

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$7,222	$383,354	$(7,222)	(1)	$383,354
Accrued expenses		420,915	(62,500)	(3)	358,415
Advances payable - related party	167,846	—	(167,846)	(1)	—
Line of credit - related party	127,680	—	(127,680)	(1)	—
Convertible note payable	—	1,000,000	(1,000,000)	(3)	—
Total current liabilities	302,748	1,804,269	(1,365,248)		741,769

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	75,494	857	(75,337)	(4)	3,509,251
			8,544	(2)
			3,496,500	(5)
			3,193	(3)
Preferred stock	—	3,496,500	(3,496,500)	(5)	—
Additional paid-in capital	4,525,605	159,889	(4,525,762)	(4)	5,954,187
			1,059,307	(3)
			4,735,148	(2)
Accumulated deficit	(4,899,526)	(4,949,956)	4,899,526	(6)	(4,949,956)
Total stockholders’ equity (deficit)	(298,427)	(1,292,710)	6,104,619		4,513,482

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,321	$511,559	$4,739,371		$5,255,251

(1)	To eliminate assets and liabilities of Eco-Stim in accordance with the Merger Agreement.

(2)	To reflect the FRI capital raise completed prior to the Merger Agreement.

(3)	To reflect the conversion of the convertible note payable into common stock at 15% discount in accordance with the Merger Agreement.

(4)	To record 480 to 1 reverse stock split for Eco-Stim in accordance with the Merger Agreement.

(5)	To convert preferred stock to common stock in accordance with the Merger Agreement.

(6)	To eliminate accumulated deficit in accordance with the Merger Agreement and reverse stock split.

Eco-Stim Energy Solutions, Inc.
Pro Forma Combined Condensed Statements of Operations
Nine Month Period Ended September 30, 2013
(unaudited)

	Eco-Stim	FRI	Pro Forma Adjusted		Pro Forma Combined
Revenue	$—	$4,800	$—		$4,800
Cost of sales	—	2,400	—		2,400
Gross profit	—	2,400	—		2,400
Selling, general and administrative expenses	17,734	2,530,310	—		2,548,044
Loss from operations	(17,734)	(2,527,910)	—		(2,545,644)
Interest expense	14,137	—	—		14,137
Loss before provision for income taxes	(31,871)	(2,527,910)	—		(2,559,781)
Provision for income taxes	—	—	—		—
Net loss	$(31,871)	$(2,527,910)	$—		$(2,559,781)
Net loss per common share — basic and diluted	$(0.00)	$(29.50)	$—		$(0.64)
Weighted average number of common shares outstanding — basic and diluted	75,493,885	85,691	(75,336,606	)(1)	3,984,294
			2,886,957	(2)
			854,367	(3)

(1)	To reflect 480 to 1 reverse stock split.

(2)	To reflect conversion of preferred shares and convertible notes to common stock and issuance of new common stock in accordance with the Merger Agreement.

(3)	To reflect the FRI capital raise completed prior to the consummation of the Merger.

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The table below sets forth historical and unaudited pro forma combined per share information of Eco-Stim and FRI.

	As of and for the Nine Months Ended September 30, 2013	As of and for the Year Ended December 31, 2012
Historical – FracRock International, Inc.
Income (loss) from continuing operations per share	(29.50)	(35.69)
Diluted income (loss) from continuing operations per share	(29.50)	(35.69)
Book value per share	(15.09)	16.80

	As of and for the Nine Months Ended September 30, 2013	As of and for the Year Ended December 31,2012
Historical – Vision Global Solutions, Inc.
Income (loss) from continuing operations per share	—	—
Diluted income (loss) from continuing operations per share	—	—
Book value per share	—	—

Pro Forma Combined
Income (loss) from continuing operations per share	(0.64)	(0.61)
Diluted income (loss) from continuing operations per share	(0.64)	(0.61)
Book value per share	1.13	0.22 (1)
______________
(1)    Pro forma book value per share, reflecting the 480:1 reverse stock split, as of December 31, 2012 is calculated by dividing combined shareholders equity as of December 31, 2012 ($864,122) by  3,984,294 basic and diluted common shares outstanding as of December 31, 2012.  There were no pro forma adjustments needed for the periods in 2012.

(c)	Shell company transactions.

Included in this Current Report are the audited consolidated financial statements of FRI as of December 31, 2012 and 2011, and for the year and period then ended, respectively, as well as the consolidated financial statements of FRI as of September 30, 2013 and December 31, 2012, and for the three and nine months ended September 30, 2013 and 2012.

We incorporate by reference the financial statements of Vision included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2013 and March 31, 2012, filed on May 29, 2013 and June 26, 2012, respectively, and our Quarterly Reports filed on Form 10-Q for the periods ended September 30, 2013 and June 30, 2013, filed on November 14, 2013 and August 13, 2013, respectively.

(d)	Exhibits.

2.1
Agreement and Plan of Reorganization dated September 18, 2013 by and between Vision Global Solutions, Inc., FRI Merger Sub, Inc. and FracRock International, Inc. (incorporated by reference to our Schedule 14A filed on October 22, 2013).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to our Current Report filed on November 26, 2013).
3.2	Bylaws (incorporated by reference to our Registration Statement on form 20-F filed on October 17, 2001 and our Current Report filed on August 8, 2008.).
3.3	Certificate of Merger by and between FRI Merger Sub, Inc. and FracRock International, Inc.*
10.1	Employment Agreement dated November 25, 2013 by and between FracRock, Inc. and J. Christopher Boswell.*
10.2	Employment Agreement dated November 4, 2013 by and between FracRock, Inc. and Bobby Chapman.*
10.3	Employment Agreement dated July 1, 2012 by and between Frac Rock International, Inc., predecessor-by-merger to FracRock International, Inc., and Alexander Nickolatos.*
14.00	Code of Ethics (incorporated by reference to our Annual Report on Form 10-K for the year ended March 31, 2004).
16.1	Letter from Armanino LLP to the Securities and Exchange Commission dated December 16, 2013.*
21.1	Subsidiaries of the registrant.*
99.1	Audited consolidated financial statements of FRI at December 31, 2012 and for the nine months as well as for the two years then ended.*

*	filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer
Date: December 16, 2013